EXHIBIT 99.1

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Commentary for the Week Ended November 7, 2008

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
11/7/2008

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	0.89%	0.89%	16.47%
Class B Units	0.88%	0.88%	15.62%

S&P 500 Total Return Index**	-3.78%	-3.78%	-35.38%
Lehman Long Government Index**	2.12%	2.12%	2.52%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Fixed Income
●	Grant Park’s positions in the fixed income markets are predominantly long.
o	The bulk of the Fund’s profits this past week came from long positions.
o
In the U.S., investors drove prices up early in speculation regarding the outcome of last Tuesday’s election.  Many speculators sought the fixed income markets as a temporary safe haven for capital, as they were unsure how the equity markets would react to the Presidential election results.

o
Among the biggest contributors to the portfolio were positions in a short-term U.K. interest rate product.  Speculators viewed a record fall in U.K. home prices as a clear sign that the Bank of England would be forced to lower rates, thereby driving the short sterling sharply upwards.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

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Equity Indices
▪	Grant Park’s positions in the equity indices markets are predominantly short.
o
The majority of sector gains came from the international equity markets, especially short positions in Japan’s Nikkei 225 index.  Gains were created as some of Japan’s biggest firms announced poor earnings reports for the third quarter.

o	Adding to profits were positions in the European markets. Rate cuts by the European Central Bank, intended to boost the European economy, were poorly received by many investors who felt the cut was too small given the state of the current global economy. Bearish speculators drove share prices down throughout the week, most evident by declines in the German Dax and Dutch AEX Indices.

Currencies
●	Grant Park’s positions in the currency markets are mixed.
o
Although slightly profitable, the portfolio endured minor setbacks on short Canadian dollar positions.  The Canadian dollar rallied after experiencing its single biggest monthly drop in October.  A better-than-expected Canadian jobs report offered support to the Canadian dollar.

o
The U.S. dollar posted a late-week rally against a number of emerging currencies, resulting in minor losses for the portfolio.  Long positions in the Philippine peso and Brazilian real accounted for the bulk of the setbacks.  The dollar’s movements were likely the result of a slight boost in key U.S. equity indices late Friday.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Lehman Brothers U.S. Long Government Index – A benchmark comprised of the Lehman Brothers U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Lehman U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.